Exhibit 10.24

[Pursuant to the terms of the warrant, in connection with the merger of Ekso Bionics, Inc. with and into Ekso Acquisition Corp. pursuant to the Agreement and Plan of Merger and Reorganization dated as of January 15, 2014, the warrants previously issued by Ekso Bionics, Inc., in the form set forth below, will hereafter represent the right to purchase shares of common stock of Ekso Bionics Holdings, Inc. and the number of shares and exercise price will be adjusted to reflect the conversion of the common stock of Ekso Bionics, Inc. into common stock of Ekso Bionics Holdings, Inc.]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF I933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK OF

EKSO BIONICS, INC.

Warrant No.: _____

Issued on __________

This certifies that for good and valuable consideration, _____________ (the "Holder"), is entitled, subject to the terms and conditions of this Warrant, to purchase from Ekso Bionics, Inc., a Delaware corporation (the "Company"), at any time or from time to time prior to the earlier to occur of (i) a Liquidation Event, (ii) an Initial Public Offering, or (iii) 5:00p.m. Pacific time on May 20, 2020 (the “Expiration Date"), up to ______ shares of Warrant Stock (as defined below) (the "Maximum Shares") at a price per share equal to the Warrant Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for the shares of Warrant Stock so purchased, or if permitted, by an election to net exercise as set forth in Section 2.6, all in accordance with the terms hereof. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant is one of a series of Warrants issued pursuant to that certain Series B Preferred Stock and Warrant Purchase Agreement, dated as of May 20,2013, by and among the Company and certain purchaser of Series B Preferred Stock, as amended from time to time (the "Purchase Agreement").

1.            DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

1.1         "Holder" means any person who shall at the time be the registered holder of this Warrant.

1.2        “Initial Public Offering" means the initial firm commitment underwritten public offering of the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act”), covering the offer and sale of the Company's Common Stock for the account of the Company.

1.3         “Liquidation Event” shall mean any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (as defined in the Company's Restated Ce1tificate of Incorporation or any successor provision thereof).

1.4          "Rights Agreement" means that certain Amended and Restated Investors' Rights Agreement, dated as of May 20, 2013, by and among the Company and certain Investors identified therein, as amended from time to time.

1.5         "Warrant Price" means Two Dollars and Ten Cents ($2.10) per share. The Warrant Price is subject to adjustment as provided herein.

1.6         "Warrant Stock" means the Company's Common Stock, $0.001 par value per share. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term "Warrant Stock" shall include stock and other securities and prope1iy at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

2.           EXERCISE.

2.1         Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day before the Expiration Date, for up to _________ shares of Warrant Stock, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof, or, if applicable, an election to net exercise the Warrant as provided in Section 2.6 for the number of shares to be acquired in connection with such exercise. Holder may deliver the subscription form attached hereto duly executed by Holder in order to exercise this Warrant in connection with an Initial Public Offering or a Liquidation Event, with the exercise and payment to be contingent upon consummation of the transaction.

2.2         Form of Payment. Payment may be made by (a) check payable to the Company's order, (b) wire transfer of funds to the Company, (c) by net exercise as provided in Section 2.6, or (d) any combination of the foregoing.

2.3         Partial Exercise. Upon a partial exercise of this Warrant the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such exercise shall be reduced by the aggregate number of shares of Warrant Stock issued upon such exercise of this Warrant.

2.4         No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share would otherwise result, the Company will pay the cash value of any such fractional share.

2.5         Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties of the Holder set forth in Section 6 of this Warrant are true and correct as of the date of exercise.

2.6         Net Exercise Election.

2.6.1    Holder may elect to convert all or any portion of this Warrant, without the payment by Holder of any additional consideration (other than surrender of the right to acquire shares of Warrant Stock as set forth in this Section 2.6), by the surrender of this Warrant to the Company, with the net exercise election selected in the subscription form attached hereto, duly executed by Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:

X = Y (A-B)

            A

where	X =	the net number of shares of Warrant Stock to be issued to Holder pursuant to a net exercise of this Warrant effected pursuant to this Section 2.6.

Y =	the gross number of shares of Warrant Stock for which the Warrant is exercised (not to exceed the Maximum Shares less all shares previously issued or canceled upon prior exercises of this Warrant) before taking into account shares surrendered pursuant to this Section 2.6 in payment of the Warrant Price for the shares subject to exercise.

A =	the fair market value of one share of Warrant Stock, determined at the time of such net exercise as set forth in the last paragraph of this Section 2.6.

B =	the Warrant Price.

The Company will promptly respond in writing to an inquiry by Holder as to the then current fair market value of one share of Warrant Stock.

2.6.2     For purposes of the above calculation, fair market value of one share of Warrant Stock shall be determined by the Company's Board of Directors in good faith; provided however, that if on the relevant exercise date for which such value must be determined, the Warrant is being exercised in connection with the Company's Initial Public Offering, the fair market value shall be the per-share offering price to the public as set forth in the Company's final prospectus filed with the Securities and Exchange Commission.

3.         ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date that a duly completed and executed Form of Subscription in the form attached hereto as Exhibit 1 and payment of the full Warrant Price in accordance with this Warrant have been delivered to the Company, whereupon the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, but conditioned upon the receipt of this Warrant by the Company, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

4.         EARLY EXPIRATION. This Warrant shall automatically expire and be of no further force and effect without any action by the Company or the Holder immediately prior to the effective date of a Liquidation Event or Initial Public Offering. If the Company proposes at any time to effect a Liquidation Event or Initial Public Offering, then at least thirty (30) days prior to the effective date of such event the Company shall mail to the Holder a notice (the "Transaction Notice") specifying the date on which the Liquidation Event or Initial Public Offering is anticipated to become effective.

5.         ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

5.1         Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).

5.2         Adjustment for Reorganization, Consolidation, Merger. Other than any reorganization, consolidation or merger that constitutes a Liquidation Event, in case of any reorganization of the Company (or of any other entity, the stock or other securities of which are at the time receivable on the exercise of this Warrant), after the date of this Warrant, or in case, after such date, the Company (or any such entity) shall consolidate with or merge into another entity, convey all or substantially all of its assets to another entity and then distribute the proceeds to its equity holders or convert the Company into another entity (such as a limited liability company), then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing entity in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such successor's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

5.3         No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5.4         Certificate of Adjustment. When any adjustment is required to be made in the Warrant Price or the number of shares of Warrant Stock issuable upon exercise of this Warrant, the Company shall promptly mail to the Holder a certificate setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set fo1th the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 5.

6.          [INTENTIONALLY OMITTED]

7.          NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

8.          ATTORNEYS' FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys' fees.

9.          TRANSFER. Except as expressly provided hereunder, neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred by Holder, in whole or in part, without the Company's prior written consent, which the Company may withhold in its sole discretion. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

10.        GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding choice of law or conflict of law principles.

11.        HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12.        NOTICES. All notice, requests, and other communications given, made or delivered pursuant to this Warrant shall be in writing and shall be deemed effectively given, made or delivered upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt, when addressed to the patty to be notified at the address indicated for such patty on the signature page hereto or, in the case of the Company, at 1414 Harbour Way S., Ste. 201, Richmond, CA 94804, Attn.: President and Chief Executive Officer, and when addressed to Holder at the address set fot1h next to Holder's signature on this Warrant, or at such other address as any patty or the Company may designate by giving ten (10) days' advance written notice to all other parties.

13.        AMENDMENT; WAIVER. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a pat1icular instance and either retroactively or prospectively) with the consent of holders of Warrants issued pursuant to the Purchase Agreement representing at least seventy percent (70%) of the shares of Warrant Stock, and any amendment or waiver effected in accordance with this Section shall be binding upon Holder and all Holders of Warrants issued pursuant to the Purchase Agreement.

14.        SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15.        TERMS BINDING. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

THE COMPANY:

EKSO BIONICS, INC.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED

THE HOLDER:

By:
Name: